Exhibit 99.1

Matthew Rohrmann (Investor Contact):	(212) 940-3339;	investorrelations@axiscapital.com
Anna Kukowski (Media Contact):	(212) 715-3574;	anna.kukowski@axiscapital.com

AXIS CAPITAL PRICES OFFERING OF $425.0 MILLION OF 4.900% FIXED-RATE RESET JUNIOR SUBORDINATED NOTES DUE 2040

Pembroke, Bermuda, December 3, 2019 - AXIS Capital Holdings Limited (“AXIS Capital” or the “Company”) (NYSE:AXS) announced today that its subsidiary, AXIS Specialty Finance LLC (the “Issuer”), has priced an offering of $425.0 million aggregate principal amount of 4.900% Fixed-Rate Reset Junior Subordinated Notes due 2040, fully and unconditionally guaranteed on a junior subordinated basis by AXIS Capital, pursuant to an effective shelf registration statement.

The Issuer intends to use the proceeds from the notes offering for the repayment or redemption of its 5.875% Senior Notes due 2020 and the redemption of all of the Company’s outstanding 5.50% Series D Preferred Shares, par value $0.0125 per share and a liquidation preference of $25 per share, equivalent to $225.0 million in aggregate liquidation preference, which are redeemable at the Company’s option at a price of $25.00 per share, plus declared and unpaid dividends, if any. The offering is expected to close on December 10, 2019, subject to customary closing conditions.

Wells Fargo Securities, LLC and Citigroup Global Markets Inc. are the joint book-running managers for the offering.

A registration statement relating to the offering has been filed with the U.S. Securities and Exchange Commission and is effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering may be made only by means of a prospectus supplement and the accompanying prospectus.

Copies of the prospectus supplement and the accompanying prospectus for the offering may be obtained free of charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may also be obtained by contacting Wells Fargo Securities, LLC at (800) 645-3751 and Citigroup Global Markets Inc. at (800) 831-9146.

About AXIS Capital

AXIS Capital, through its operating subsidiaries, is a global provider of specialty lines insurance and treaty reinsurance with shareholders’ equity at September 30, 2019 of $5.6 billion and locations in Bermuda, the United States, Europe, Singapore, Canada and the Middle East. Its operating subsidiaries have been assigned a rating of “A+” (“Strong”) by Standard & Poor’s and “A+” (“Superior”) by A.M. Best.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this press release, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” or similar expressions. These forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management’s control.

Forward-looking statements contained in this press release may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair market value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives, our expectations regarding estimated synergies and the success of the integration of acquired entities, our expectations regarding the estimated benefits and synergies related to our transformation program, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, equity securities’ prices, credit spreads and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	the cyclical nature of the insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates;

•	the occurrence and magnitude of natural and man-made disasters;

•	the impact of global climate change on our business, including the possibility that we do not adequately assess or reserve for the increased frequency and severity of natural catastrophes;

•	losses from war, terrorism and political unrest or other unanticipated losses;

•	actual claims exceeding our loss reserves;

•	general economic, capital and credit market conditions;

•	the failure of any of the loss limitation methods we employ;

•	the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions;

•	our inability to purchase reinsurance or collect amounts due to us;

•	the breach by third parties in our program business of their obligations to us;

•	difficulties with technology and/or data security;

•	the failure of our policyholders and intermediaries to pay premiums;

•	the failure of our cedants to adequately evaluate risks;

•	inability to obtain additional capital on favorable terms, or at all;

•	the loss of one or more key executives;

•	a decline in our ratings with rating agencies;

•	loss of business provided to us by our major brokers and credit risk due to our reliance on brokers;

•	changes in accounting policies or practices;

•	the use of industry catastrophe models and changes to these models;

•	changes in governmental regulations and potential government intervention in our industry;

•	failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices;

•	increased competition;

•	changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom’s expected withdrawal from the European Union;

•	fluctuations in interest rates, credit spreads, equity securities’ prices and/or currency values;

•	the failure to successfully integrate acquired businesses or to realize the expected synergies resulting from such acquisitions;

•	the failure to realize the expected benefits or synergies relating to our transformation initiative;

•	changes in tax laws; and

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other factors including but not limited to those described under Item 1A, ‘Risk Factors’ and Item 7, ‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’ in our most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.